SIERRA LEONE

No. 572

No. C.F/ 572/2012

FORM A

NO. 5 OF 2009

THE COMPANIES ACT, ~~CAP. 249~~

CERTIFICATE OF INCORPORATION

I hereby certify that GOLD AND GEMSTONE MINING (S.L) *Limited*

is this day incorporated under the above-named Act and that the Company is limited

GIVEN under my hand this 22nd *day of* MAY *20* 12

Registrar-General

B. R. FORM B

SIERRA LEONE

No.

No. 1555 /20 12

CRBR/16

THE BUSINESS REGISTRATION ACT
NO.18/2007

CERTIFICATE OF BUSINESS REGISTRATION

I, JOSEPH FOFANAH

Deputy Registrar-General for the Republic of Sierra Leone, HEREBY CERTIFY

that the proprietors of the Business known as GOLD AND GEMSTONE MINING (S.L) LIMITED, a Business of Mining, Importers, Exporters Etc carried on at

4, Old Railwayline, Tengbeh Town, Freetown

Business is registered as a Business Enterprise in Sierra Leone.

GIVEN under my Hand and Official stamp at Freetown in the Western Area of the Republic of Sierra Leone this 22nd day of May

in the year of our Lord Two Thousand and Ten Twelve

Registrar-General